                                                                 Exhibit 10.12

--------------------------------------------------------------------------------
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                         Dated as of November 17, 1999


                                     between



                                SPINCYCLE, INC.,
                                   as Borrower


                                       and


                       LASALLE BANK NATIONAL ASSOCIATION,
                                    as Lender




--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT



         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of November 17, 1999, is entered into between "Lender" and "Borrower" (hereinafter defined).

                                R E C I T A L S:

         A. Borrower and Lender, as assignee of Heller Financial, Inc. and Finova Capital Corporation ("Prior Lenders"), are parties to a Loan and Security Agreement dated as of April 28, 1998, as amended and supplemented from time to time (collectively, the "Prior Agreements"), pursuant to which Lender made revolving loans to Borrower and Borrower granted Lender, as successor to Heller Financial, Inc., as Agent, a lien on the Collateral.

         B. Borrower desires, upon the terms and conditions set forth in this Agreement, to amend and restate the Prior Agreements in their entirety.

         NOW, THEREFORE, in consideration of the parties' mutual agreements contained herein, the parties hereto agree as follows:

1.       DEFINITIONS

         1.1 General Terms. As used in this Agreement, the following terms shall have the following definitions:

                 "Accounts" shall mean all of Borrower's presently existing and hereafter arising accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guarantees, letters of credit and other security therefor, as well as all merchandise returned to or reclaimed by Borrower, and all products and proceeds of the foregoing.

                 "Affiliate" shall mean any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Borrower.

                 "Agreement" shall mean this Amended and Restated Loan and Security Agreement, any and all exhibits or schedules hereto, any and all concurrent or subsequent riders to this Amended and Restated Loan and Security Agreement and any extensions, supplements, amendments, modifications or restatements to or of this Amended and Restated Loan and Security Agreement and/or to or of any such rider.

                 "Alliance" means Alliance Laundry Systems LLC.

                 "Alliance Financing" shall mean the term loan by Alliance to Borrower in the original principal amount of $3,000,000, evidenced by the Alliance Loan Documents.

                 "Alliance Loan Documents" shall mean the Loan and Security Agreement dated November 17, 1999 between Alliance and Borrower and all other Loan Documents (as such term is defined therein).

                 "Alliance Senior Collateral" shall have the meaning provided therefor in the Intercreditor Agreement.

                 "Borrower" shall mean SpinCycle, Inc.

                 "Borrower's Books" shall mean all of Borrower's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing, or evidencing Borrower's assets, liabilities, the Accounts and all information relating thereto; records indicating, summarizing, or evidencing Borrower's business operations or financial condition; records indicating, summarizing, or evidencing Borrower's compliance with or problems or activities concerning Environmental Laws; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information and any software necessary to operate the same.

                 "Business Day(s)" shall mean (a) any day other than a Saturday, Sunday or other day on which banks in Illinois are closed, and
                 (b) relative to Eurodollar Loans, any day on which dealings in Dollars are carried on in the interbank Eurodollar market which also satisfies the criteria set forth in (a) above.

                 "Capital Expenditures" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for the portion of capitalized lease obligations amortizable in the fiscal period of measurement) by Borrower during such period that are required by Generally Accepted Accounting Principles to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts in the balance sheet of Borrower.

                 "Closing" shall have the meaning set forth in Section 5.1 hereof.

                 "Code" shall mean the Uniform Commercial Code of the State of Illinois as in effect from time to time during the Initial Term and any renewal term hereof, and any and all terms used in this Agreement which are not otherwise defined herein but are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

                 "Collateral" shall mean each and all of the following wherever located and whether now existing or owned or hereafter created or acquired by Borrower: the Accounts; the General Intangibles; the Negotiable Collateral; the Inventory; Borrower's Books; the Equipment; any money, deposit accounts or other assets of Borrower in which Lender receives a Lien or which hereafter comes into the possession, custody or control of Lender or any bailee of Lender; and all products and proceeds of every nature of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, contract rights, instruments, documents and chattel paper, Equipment, money, deposit accounts or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral, and the proceeds and products thereof.

                 "Default Rate" shall have the meaning set forth in Section 2.14(c) hereof.

                 "EBITDA" shall have the meaning provided therefor in the definition of Senior Interest Coverage Ratio set forth in this Section.

                 "Effective Date" shall mean the date on which the conditions precedent for initial Revolving Loans under Section 5 hereof have been satisfied and the initial Revolving Loans have been made.

                 "Environmental Laws" shall mean any applicable laws, statutes, rules, regulations, orders, consent decrees, permits or licenses of any governmental authority, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable laws, statutes, rules, regulations, orders, consent decrees, permits or licenses relating to (a) solid waste and/or Hazardous Materials treatment, storage, disposal, generation and transactions, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the generation, handling, storage, transportation or Release into the environment of Hazardous Materials, and (e) regulation of underground and above ground storage tanks.

                 "Equipment" shall mean the machinery and equipment of Borrower, including, without limitation, laundry equipment, processing equipment, data processing and computer equipment with software and peripheral equipment, and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, molds, dies, attachments, accessories, automotive equipment, trailers, trucks, motor vehicles, leasehold improvements and cranes, and other equipment of every kind and nature, and fixtures, all whether now owned or hereafter acquired, and wheresoever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, and all manuals, drawings, instructions, warranties, and rights with respect thereto, and all products and proceeds of the foregoing, and condemnation awards and insurance proceeds with respect thereto.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

                 "Eurodollar Loan" shall mean any Revolving Loan with respect to which the Borrower shall have selected an interest rate based on the LIBOR Rate in accordance with the provisions of Section 2.2(a) of this Agreement; provided, however that there shall not be in excess of three (3) Eurodollar Loans outstanding at any one time.

                 "Event of Default" shall mean the occurrence of any one or more of the events set forth in Section 12 of this Agreement.

                 "Excess Issuance Proceeds" shall mean the proceeds of any issuance of Subordinated Indebtedness consented to by Lender or any sale of equity securities by Borrower not required to be paid to Lender by Section 9.9 of this Agreement.

                 "Fiscal Quarter" shall mean the four (4) fiscal quarterly periods of Borrower during each Fiscal Year consisting of three
                 (3), three (3), four (4), and three (3) Reporting Periods, respectively.

                 "Fiscal Year" shall mean with respect to Borrower, the fiscal accounting period of Borrower each year consisting of thirteen
                 (13) four calendar week accounting periods ending on the last Sunday of December of each calendar year.

                 "Free Cash Flow" shall mean with respect to Borrower for any period of measurement, the sum of EBITDA for such period, less Maintenance Capital Expenditures during such period, less income taxes paid during such period, less interest expense paid during such period.

                 "Funded Debt" shall mean Indebtedness of Borrower incurred under this Agreement, the other Loan Documents, and the Alliance Loan Documents.

                 "Funded Debt Interest Expense" shall have the meaning provided therefor in the definition of Senior Interest Coverage Ratio set forth in this Section.

                 "General Intangibles" shall mean all of the Borrower's present and future general intangibles, contract rights and other personal property rights of Borrower to all choses or things in action, tax refund claims, credits, claims, demands, goodwill, licenses, franchise agreements, subscription costs, patents, trade names, trademarks, copyrights, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal property, insurance policies, deposits with insurers relating to workmen's compensation liabilities, deposit accounts, tax refunds and proprietary rights in any Equipment, other than Equipment, Inventory and Accounts, as well as Borrower's Books relating to any of the foregoing, and all products and proceeds of the foregoing.

                 "Generally Accepted Accounting Principles" shall mean, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

                 "Hazardous Materials" shall mean any flammable or explosive materials, petroleum (including crude oil and its fractions), radioactive materials, hazardous wastes, toxic substances or related hazardous materials, including without limitation polychlorinated biphenyls, friable asbestos, and any substances defined as, or included in the definition of toxic or hazardous substances, wastes, or materials under any federal or applicable state or local laws, ordinances, rules or regulations including Environmental Laws.

                 "Indebtedness" shall mean, with respect to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, including without limitation accounts payable and accrued indebtedness owed by such Person or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, and (d) any unfunded obligation of such Person to any Benefit Plan or Multiemployer Plan.

                 "Indemnified Persons" shall have the meaning set forth in
                 Section 18.1 hereof.

                 "Initial Term" shall have the meaning set forth in Section
                 3.1 hereof.

                 "Insolvency Proceeding" shall mean, with respect to any Person, any proceeding commenced by or against such Person, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy, reorganization or insolvency law, or any assignment for the benefit of creditors, formal or informal moratorium, or compositions or extensions with some or all creditors of such Person.

                 "Intercreditor Agreement" shall mean the Intercreditor Agreement of even date herewith between Alliance and Lender.

                 "Interest Period" shall mean: (i) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may elect, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan and ending on the earlier of (A) the last Business Day of each calendar month, and (B) the expiration or earlier termination of this Agreement; provided, however, that (i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) no Interest Period with respect to any Revolving Loan shall end later than the expiration of the term of this Agreement, (iii) interest shall accrue from and including the first day of an Interest Period to and excluding the last day of such Interest Period, and (iv) no Interest Period may be selected if after giving effect thereto Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Eurodollar Loan on a date other than on the last day of an Interest Period applicable thereto.

                 "Inventory" shall mean all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be finished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, supplies and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                 "IRC" shall mean the Internal Revenue Code of 1986, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

                 "Lender" shall mean LaSalle Bank National Association, a national banking association.

                 "Letter of Credit Facility" shall have the meaning set forth in
                 Section 2.4 hereof.

                 "Letters of Credit" shall mean any standby letters of credit which are now or hereafter at any time issued by Lender at the request of and for the account of Borrower pursuant to the terms of this Agreement, in form and substance acceptable to Lender.

                 "LIBOR Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the interest rate per annum equal to the quotient obtained by dividing (x) the rate of interest determined by Lender to be the average of the rate per annum at which deposits in U.S. dollars are generally offered to Lender in the London Interbank Market at 11:00 A.M. London time, two
                 (2) Business Days before the first day of such Interest Period, for a period equal to such Interest Period and in the amount of the applicable Eurodollar Loan, by (y) the difference between one hundred percent (100%) and any applicable reserve requirements (rounded upward to the nearest whole multiple of one hundredth (1/100) of one percent per annum), including, without limitation, any statutory maximum requirement for Lender to hold reserves for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulation or regulations).

                 "Lien" shall mean any mortgage, deed of trust, pledge, fixed or floating charge, lien, security interest, or encumbrance or security arrangement of any nature whatsoever, whether arising by written or oral agreement or by operation of law, including without limitation any conditional sale or title retention arrangement and any assignment, deposit arrangement or lease intended as or having the effect of, security.

                 "Loan Documents" shall mean all agreements, instruments and documents, including without limitation security agreements, loan agreements (including without limitation this Agreement), notes, guarantees, mortgages, deeds of trust, subordination agreements, intercreditor agreements, pledges, affidavits, certificates, powers of attorney, consents, assignments, landlord and mortgagee waivers, opinions, collateral assignments, reimbursement agreements, contracts, notices, leases, financing statements, and all amendments, supplements, restatements and renewals thereof, and all other written matter, whether heretofore, now or hereafter executed by or on behalf of Borrower, or any other Person in connection with the Obligations or the transactions contemplated hereby (including without limitation any guaranty of the Obligations), and delivered to Lender, together with all agreements, instruments and documents referred to therein or contemplated thereby, whether heretofore, now or hereafter executed by or on behalf of Borrower or any such other Persons and delivered to Lender, and all amendments, supplements, restatements and renewals thereof, but not including any proposal letter, commitment letter or other comparable documents delivered by Lender prior to the date hereof and not expressly incorporated herein and made a part hereof.

                 "Losses" shall have the meaning set forth in Section 18.1 hereof.

                 "Maintenance Capital Expenditures" shall have the meaning set forth in Section 8.20 hereof.

                 "Maximum Revolving Credit Facility" shall mean $12,000,000.

                 "Negotiable Collateral" shall mean a letter of credit, advice of credit, instrument, money, negotiable document, warehouse receipt, bill of lading, certificated security, certificate of title, certificate of deposit, chattel paper, or similar property, and the proceeds thereof.

                 "Net Worth" means the total of Borrower's stated capital, paid in surplus and retained earnings, less treasury stock, all as determined in accordance with Generally Accepted Accounting Principles.

                 "Obligations" shall mean all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Lender to charge the loan account maintained by Lender with respect to Borrower), obligations, reimbursement and indemnity obligations with respect to Letters of Credit, covenants, lease payments, guarantees and duties owing by Borrower to Lender of any kind or description (whether advanced pursuant to or evidenced by this Agreement, by the Revolving Loan Note, by any other Loan Document or other agreement, instrument or document or otherwise), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including without limitation any debt, liability or obligation owing from Borrower to another Person which Lender may have obtained by assignment of which notice is provided to Borrower (or otherwise as a result of a payment made by Lender on behalf of Borrower as permitted under this Agreement or any other Loan Documents) and further including without limitation all interest, all Out-of-Pocket Fees and Costs which Borrower is required to pay or reimburse by this Agreement or any other Loan Document, by law or otherwise.

                 "Out-of-Pocket Fees and Costs" shall have the meaning set forth in Section 2.15(c) hereof.

                 "Participant" shall mean any Person now or from time to time hereafter participating with Lender in any of the Revolving Loans made by Lender to Borrower pursuant to this Agreement.

                 "Permitted Liens" shall have the meaning set forth in Section
                 8.1 hereof.

                 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability corporation, institution, entity or governmental entity.

                 "Potential Default" shall mean any event which through the passage of time, service of notice or both, would mature into an Event of Default.

                 "Pro Formas" shall have the meaning set forth in Section 7.11 hereof.

                 "Rate" shall have the meaning set forth in Section 2.14(a) hereof.

                 "Reference Rate" shall mean the variable per annum rate of interest announced from time to time by Lender at its corporate headquarters in Chicago, Illinois, as its prime or equivalent rate. The "Reference Rate" is one of Lender's index rates and merely serves as a basis under which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which Lender calculates interest or extends credit.

                 "Reference Rate Loan" shall mean any Loan with respect to which Borrower shall have selected an interest rate based upon the Reference Rate in accordance with the provisions of Section 2.2(a) of this Agreement.

                 "Release" shall mean any actual or threatened past, present or future releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, seeping, injecting, escaping, leaching, dumping or disposing, whether intentional or not.

                 "Reporting Period" shall mean each of Borrower's thirteen (13) annual four week fiscal reporting periods.
                 "Restriction Agreement" shall have the meaning set forth in
                 Section 8.8 hereof.

                 "Revolving Loan Note" shall have the meaning set forth in
                 Section 2.1 hereof.

                 "Revolving Loans" shall have the meaning set forth in Section
                 2.1 hereof.

                 "Senior Discount Notes" shall mean Borrower's $144,990,000 principal amount of 12-3/4% Series B Senior Discount Notes due 2005, issued pursuant to an Indenture dated as of April 29, 1998 between Borrower and Norwest Bank Minnesota, N.A., as Trustee (the "Note Indenture").

                 "Senior Interest Coverage Ratio" shall mean with respect to Borrower for any period of measurement (a) the total of (i) Borrower's net income after income taxes (exclusive of any gain or loss in such period from an asset disposition other than Inventory in the ordinary course of business and excluding other extraordinary gains and losses) for such period, plus
                 (ii) Borrower's amortization, depreciation and other non-cash charges (excluding Accounts reserves, Inventory reserves and other reserves incurred in the ordinary course of business) for such period ("EBITDA"), divided by (b) interest expense paid or accrued on Funded Debt for such period ("Funded Debt Interest Expense").

                 "Subordinated Indebtedness" shall mean Borrower's Indebtedness, if any, to any Person, the repayment of which has been subordinated to the repayment of the Obligations on terms and by written agreement in form and substance acceptable to Lender.

                 "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, limited liability company or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

                 "Tangible Net Worth" means the sum of the Net Worth of Borrower, plus the outstanding principal balance of the Senior Discount Notes, less all of the following: (i) all prepaid expenses and deposits, (ii) the book value of all such assets which would be treated as an intangible under Generally Accepted Accounting Principles, including without limitation, goodwill, trademarks, tradenames, copyrights, patents, licenses, deferred charges, unamortized debt discount and expenses and covenants not to compete, and (iii) accounts, notes and other receivables due from Affiliates and/or employees of Borrower.

                 "Term" shall mean the term of this Agreement, including the Initial Term and any renewal term.

                 "Uncured Default" shall mean an Event of Default which shall be continuing.

         1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles. In the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after the Borrower and Lender shall have agreed to amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

         1.3 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. The Recitals to this Agreement are incorporated into this Agreement in their entirety and deemed to be a part hereof.

2.       LOANS; FEES; TERMS OF PAYMENT

         2.1 Revolving Credit Facility. Subject to the terms and provisions of this Agreement including without limitation, that no Event of Default or Potential Default has occurred and all other conditions precedent to lending under Section 5 hereof have been satisfied, upon the request of Borrower, made at any time and from time to time during the term of this Agreement, the Lender agrees to make loans and advances (individually, a "Revolving Loan" and collectively, "Revolving Loans") to Borrower from time to time in the amount requested by Borrower so long as the aggregate amount of the Revolving Loans outstanding at any time does not exceed the sum of the Maximum Revolving Credit Facility, less the outstanding face amount of all Letters of Credit.

                 Lender is hereby authorized to make the Revolving Loans provided for in this Agreement based upon telephonic or other instructions received from anyone purporting to be (and which Lender in good faith believes to be) an authorized representative of Borrower, or at the discretion of Lender, if such Revolving Loans are necessary to satisfy any Obligation of Borrower to Lender.

                 The Revolving Loans shall be evidenced by, and repayable in accordance with, the Revolving Loan Note substantially in the form of Exhibit A to this Agreement ("Revolving Loan Note").

         2.2     Borrowing Procedures.

                 (a) Lender shall have received, on or before 11:00 a.m. Chicago time, on the day a Revolving Loan is to be made, if a Reference Rate Loan, or three (3) Business Days prior to the date a Revolving Loan is to be made, if a Eurodollar Loan, including continuations and conversions (i) an oral request from Borrower for a Revolving Loan in a specific amount (and a request in writing, which shall be delivered to Lender on the same Business Day, executed by an authorized representative of Borrower), (ii) designation whether the Revolving Loan is to be a Eurodollar Loan or a Reference Rate Loan, and if such Revolving Loan is to be a Eurodollar Loan, the Interest Period or Interest Periods with respect thereto, and (iii) copies of all other documents which the Borrower is required to deliver to Lender hereunder. If such request for a Revolving Loan is received by Lender before 11:00 a.m. Chicago time on the day a Reference Rate Loan is to be made, or before 11:00 a.m. Chicago time three (3) Business Days prior to the date a Eurodollar Loan is to be made, subject to the other terms and conditions of this Agreement, Lender will make such Revolving Loan on the applicable day on which such Revolving Loan is to be funded hereunder, subject to any delays beyond Lender's reasonable control, provided that Lender shall not be liable for any damages or liabilities for the failure to so make any Revolving Loan on the day requested, unless such failure was due to Lender's gross negligence or wilful misconduct. If no election as to the type of Revolving Loan is specified in any such notice by Borrower, then such Revolving Loan shall be a Reference Rate Loan. If no Interest Period is specified with respect to a Eurodollar Loan in such notice, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding anything contained in this Agreement to the contrary, Borrower may not have more than three (3) Eurodollar Loans outstanding at any one time, and each request for a Eurodollar Loan shall be in a minimum initial increment of $1,000,000.

         2.3     Renewals: Conversion and Continuation of Revolving Loans.

                 (a) Provided no Potential Default or Event of Default has occurred, upon maturity of any Revolving Loan, upon notice to Lender given in the manner and at the times specified in Section 2.2(a) of this Agreement with respect to Revolving Loans to be renewed, the Borrower may renew all or any part of any Revolving Loan to it from Lender with a Revolving Loan of the same or a different type from Lender, subject to the conditions and limitations set forth herein and elsewhere in this

                          Agreement. Any Revolving Loan or part thereof so renewed shall be deemed to be repaid in accordance with this Section 2.3(a) with the proceeds of a new borrowing hereunder and the proceeds of the new Revolving Loan, to the extent such proceeds do not exceed the principal amount of the Revolving Loan being renewed, shall not be paid by Lender to Borrower.

                 (b) Provided no Potential Default or Event of Default has occurred, the Borrower shall have the right at any time, upon notice to Lender given in the manner and at the times specified in Section 2.2(a) of this Agreement with respect to the Revolving Loans to be converted or continued, to convert its Eurodollar Loans into Reference Rate Loans, to convert its Reference Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period applicable to any of its Eurodollar Loans to another permissible Interest Period, and to continue any of its Revolving Loans into a subsequent Interest Period of any permissible duration, subject to the terms and conditions of this Agreement, and to the following:

                          (i) each conversion shall be effected by Lender by applying the proceeds of the new Reference Rate Loan or Eurodollar Loan, as the case may be, to the Reference Rate Loan or Eurodollar Loan (or portion thereof) being converted;

                          (ii) accrued interest on a Revolving Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion or continuation;

                          (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrower shall make such payments associated therewith as are required pursuant to
                                  Section 2.4 at the time such Eurodollar Loan shall be converted to a Reference Rate Loan; and

                          (iv) the Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrower in the notice of conversion or continuation delivered pursuant to this
                                  Section 2.3 provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         2.4     Indemnity.

                 The Borrower hereby agrees to indemnify Lender against any loss, fee, claim, damage, liability or expense which Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing of a Eurodollar Loan hereunder the applicable conditions set forth in this Agreement which Borrower is required to fulfill as of such date with respect to a Revolving Loan, (ii) any failure by the Borrower to borrow hereunder after notice of borrowing pursuant to this Agreement has been given to Lender, except where the availability of Eurodollar Loans is suspended by Lender pursuant to Section 2.6 of this Agreement, (iii) any payment, prepayment or conversion of a Eurodollar Loan required by any provision of this Agreement, or otherwise made on a date other than the last day of the applicable Interest Period, or
                 (iv) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Revolving Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by Lender of its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid or converted or not borrowed (based on the LIBOR Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to borrow) over the amount of interest (as reasonably determined by Lender) that could be realized by Lender in reemploying during such period the funds so paid, prepaid or converted or not borrowed. A certificate of Lender setting forth any amount or amounts which Lender is entitled to receive pursuant to this
                 Section 2.4 shall be conclusive absent manifest error.

         2.5     Change in Legality.

                 (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby (an "Illegality"), or if Lender determines that maintenance of Eurodollar Loans would cause Lender to implement or modify any reserve, special deposit or assessment or other requirement, or impose any other condition on Lender affecting the Revolving Loans (each of the foregoing circumstances called a

                          "Regulatory Action"), then, by written notice to the Borrower, Lender shall:

                          (i) declare that Eurodollar Loans will not thereafter be made by Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from Lender hereunder unless such declaration is subsequently withdrawn; provided, however, that if after the date of any such declaration there shall occur any change in law or regulation or in the interpretation thereof by any government authority charged with the administration or interpretation thereof that shall eliminate such Illegality, Lender shall as promptly as reasonably practicable notify the Borrower of such occurrence and withdraw such declaration; and

                          (ii) require that all outstanding Eurodollar Loans made by Lender be converted to Reference Rate Loans, in which event (1) all such Eurodollar Loans shall be automatically converted to Reference Rate Loans as of the effective date of such notice as provided in paragraph (b) below and, (2) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such Eurodollar Loans

                 (b) for purposes of this Section 2 a notice to the Borrower by Lender pursuant to paragraph (a) above shall be effective on the date of receipt by the Borrower.


         2.6 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of LIBOR Rate.

                 If on or prior to the first day of any Interest Period for any borrowing of Eurodollar Loans:

                 (a) the Lender advises the Borrower that deposits in United States Dollars (in the applicable amounts) are not being offered to it in the off-shore U.S. Dollar interbank market for such Interest Period, or

                 (b) the Lender advises the Borrower that the LIBOR Rate as determined by the Lender will not adequately and fairly reflect the cost to Lender of funding the Eurodollar Loans for such Interest Period, until it notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lender to make Eurodollar Loans shall be suspended without liability to Lender.

         2.7     Increased Cost and Reduced Return.

                 (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                          (i) shall subject Lender to any tax, duty or other charge with respect to its Eurodollar Loans, the Revolving Loan Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or


                          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the interbank market any other condition affecting Lender's Eurodollar Loans, the Revolving Loan Note or its obligation to make Eurodollar Loans;

                 and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Revolving Loan Note with respect thereto, by an amount deemed reasonably and in good faith by Lender to be material, then, Borrower shall, within fifteen (15) days after demand by Lender setting forth the computation of the amount of any increased costs, be obligated to pay Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). Lender agrees to use its best efforts to give the Borrower notice of the occurrence of any event mentioned herein.

                 In addition, Lender may, upon notice to Borrower, elect to increase the interest rate applicable to all Eurodollar Loans made subsequent thereto, to compensate Lender for such increased cost or reduced yield.

         2.8 Regulations Affecting Loans. If (a) Regulation D, Regulation M or any other regulation of the Board of Governors of the Federal Reserve System or any other Federal regulation, or (b) after the date hereof, the adoption of any applicable law, rule or regulation, or any change, amendment to, deletion from or revision, modification or other change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or by any court, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                 (a) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender; or

                 (b) shall impose on Lender any other condition affecting the Revolving Loans;

                 and the result of any of the foregoing is to increase the cost to Lender of making or maintaining the Revolving Loans, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Loan Note with respect thereto, then on the earlier of termination of this Agreement or fifteen (15) days after demand by Lender setting forth the computation of the amount of any increased costs, Borrower shall pay directly to Lender from time to time such additional amount or amounts as Lender reasonably determines will compensate Lender for such increased cost or such reduction. Lender agrees to use its best efforts to give the Borrower notice of the occurrence of any event mentioned herein prior to Lender's demand for payment.

         2.9     Letter of Credit Facility.

                 (a) Subject to the terms and provisions of this Agreement, including without limitation, that no Event of Default or Potential Default has occurred and all other conditions precedent to lending under Section 5 hereof have been satisfied, Lender may, at Borrower's request and for the account of Borrower, issue Letters of Credit; provided, that the aggregate undrawn face amount of the Letters of Credit shall not at any time exceed the sum of Five Hundred Thousand Dollars ($500,000.00) (the "Letter of Credit Facility") and no Letter of Credit shall have a term extending beyond the term of this Agreement.

                 (b) Borrower agrees to pay to (i) Lender upon the opening of a Letter of Credit and thereafter on demand, Lender's standard administrative and operating fees and charges in effect from time to time for issuing, administering and paying draws under any Letters of Credit, plus (ii) a fee, payable upon issuance of each Letter of Credit and annually thereafter equal to two percent (2.00%) per annum of the aggregate face amount available to be drawn under such Letter of Credit. Borrower shall execute Lender's customary form of application and related documents for each Letter of Credit requested by it.

                 (c) Borrower agrees to reimburse Lender, within one (1) Business Day after demand, for each payment made by Lender under or pursuant to any Letter of Credit issued by Lender on behalf of Borrower. Borrower further agrees to pay to Lender, on demand, interest at the Default Rate on any amount paid by Lender under or pursuant to any such Letter of Credit from the due date of payment until the date of reimbursement to Lender. Lender shall, upon the request of Borrower when no Event of Default or Potential Default exists (to the extent the Revolving Credit Facility shall then be in effect and there is additional availability for Revolving Loans thereunder, but without regard to the other conditions precedent set forth in Section
                          5), provide for the payment of any reimbursement obligations due to Lender and any interest accrued thereon under the Letter of Credit Facility by advancing the amount thereof to Borrower as a Revolving Loan.

                 (d) Borrower's obligation to reimburse Lender for payments and disbursements made by Lender under any Letter of Credit requested by Borrower and issued by Lender shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against Lender, including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however that Borrower shall not be obligated to reimburse Lender for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Lender or any of its officers, employees or agents.

                 (e) Notwithstanding anything to the contrary herein, upon the occurrence of an Event of Default or upon termination of the Letter of Credit Facility or termination of this Agreement whether by expiration of the existence of such facility or the term or otherwise, an amount equal to the aggregate amount of the outstanding Obligations of Borrower under or in connection with Letters of Credit shall, at Lender's option and without demand upon or further notice to Borrower, be deemed (as between Lender and Borrower) to have been paid or disbursed by Lender under the Letters of Credit issued by Lender (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Revolving Loan to Borrower in the amount of such Obligations to have been made and accepted, which Revolving Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Lender at any time after an Event of Default, or upon expiration or termination of the Letter of Credit Facility or this Agreement, whether by expiration of the term or otherwise, Borrower shall, upon Lender's demand, deliver to Lender cash or wire transfer of immediately available funds, in an amount equal to the aggregate outstanding face amount of all Letters of Credit. Any such cash and/or any amounts received by Lender in payment of the Revolving Loan made pursuant to this paragraph shall be delivered to and held by Lender in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and shall be retained by Lender as collateral security in respect of, first, Borrower's Obligations under or in connection with the Letters of Credit and then, all other Obligations. Such amounts shall not be used by Lender to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Lender for drawings or payments under or pursuant to Letters of Credit which Lender has paid, or if no such reimbursement is required, to payment of such other Obligations as Lender shall determine. Any amounts remaining in any cash collateral account established pursuant to this paragraph following payment in full of all Obligations shall be returned to Borrower.

                 (f) In determining whether to make any payment under or pursuant to any Letter of Credit, Lender shall have no obligation to Borrower or any other Person other than to confirm that any documents required to be delivered have been delivered and that such documents comply on their face with the requirements of such Letter of Credit. No other action taken or omitted by Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall put Lender under any resulting liability to Borrower.

         2.10    Payments.

                 (a) Borrower shall make each payment in respect of the principal of and interest on the Revolving Loans and any other payments due under this Agreement not later than 12:00 p.m. Chicago time on the day when due, in United States dollars, to Lender at its office in Chicago, Illinois in immediately available funds.

                 (b) Borrower shall, at the time of making such payment under this Agreement or the Revolving Credit Note, specify to Lender the amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and has not been cured or waived as set forth in this Agreement, Lender shall distribute such payment in such manner as Lender may determine to be appropriate).

         2.11 Sharing of Payments, Etc. Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim Lender might otherwise have, Lender shall be entitled, at its option, to offset balances held by it for the account of Borrower at any of its offices, against any Obligations which are not paid when due subject to any applicable grace periods (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower thereof, provided that Lender's failure to provide such notice shall not affect the validity thereof.

         2.12 All Loans One Obligation. All Loans by Lender to Borrower under this Agreement shall constitute Obligations of Borrower, secured by Lender's Lien on the Collateral, and by any Lien heretofore, now or at any time or times hereafter granted by Borrower to Lender under any Loan Document.

         2.13 Payment of Over Advances. If, at any time and for any reason, the outstanding Revolving Loans exceed the Maximum Revolving Credit Facility, any such excess shall immediately be due and payable by Borrower to Lender, and prior to such repayment such over advances shall bear interest at the Default Rate.

         2.14    Interest.

                 (a) Rate. All Obligations owed by Borrower to Lender (except for Eurodollar Loans and those Obligations evidenced by a note other than the Revolving Loan Note, or covered by any other Section of this Agreement or other agreement which specifically provides for a rate of interest different from that provided for herein) shall bear interest on the unpaid principal balance thereof, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360 day year) equal to the Reference Rate, plus one percent (1.00%) (the "Rate"). Interest owed on the Obligations (other than Eurodollar Loans) shall be payable monthly in arrears on the first Business Day of each month.

                          In addition to calculations of the Rate as provided above, in the event that the Reference Rate announced is, from time to time hereafter, changed, adjustment in the Rate shall be made on the effective date of such change in the Reference Rate. Lender shall use reasonable efforts to notify Borrower of each change in the Reference Rate as soon as practicable, but Borrower's obligation to pay all interest at the Rate and Default Rate as provided in this Agreement shall not be affected by, nor shall Lender have any liability for, any failure to so notify Borrower.

                 (b) LIBOR Rate. Subject to the provisions of Section 2.14 of this Agreement, each Eurodollar Loan shall bear interest on the unpaid principal balance thereof at a rate per annum (computed on the basis of the actual number of days elapsed over a 360 day year) equal to the LIBOR Rate for the Interest Period in effect for such Eurodollar Loan, plus three percent (3.00%). Interest on Eurodollar Loans shall be payable in arrears on the last day of the applicable Interest Period.

                 (c) Default Rate. Notwithstanding the foregoing, the Obligations shall bear interest, from and after written notice by Lender to Borrower of the occurrence of an Event of Default and for so long as such Event of Default has not been cured or waived as set forth in this Agreement, and without constituting a waiver of any such Event of Default, on the balances owing from time to time, at a rate per annum equal to two percentage (2.00%) points above the Rate (the "Default Rate"), payable on demand.

                 (d) Maximum Interest. It is the intention of Lender and Borrower to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Loan Documents, then in such event (i) the provisions of this Section 2.14(d) shall govern and control; (ii) Borrower shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (A) applied as a credit against either the outstanding principal balance of the Revolving Loans or accrued and unpaid interest hereon, (B) refunded to the payor thereof, or
                          (C) any combination of the foregoing; (iv) the interest rate provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (v) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the other Loan Documents exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder or under any of the other Loan Documents (in the absence of such restraint imposed by applicable law) have been paid in full.

                 (e) Charges to Loan Account. Notwithstanding anything in this Agreement to the contrary, Lender may, at its option, charge any principal, interest or fees payable hereunder or under any of the other Loan Documents to the loan account maintained by Lender with respect to Borrower, and any amounts so charged shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided for in this Agreement.

         2.15 Fees. In consideration of Lender's establishing the Maximum Revolving Credit Facility hereunder and making of the Revolving Loans hereunder, Borrower shall pay to Lender the following fees and charges:

                 (a) Unused Line Fee. An unused line fee of one-half of one percent (.50%) per annum (computed on the basis of a year of 360 days and charged for the actual number of days elapsed) of the amount by which the Maximum Revolving Credit Facility exceeds the average daily balance of the Revolving Loans, payable monthly in arrears, on the first day of each month commencing the first day of the first calendar month following the Closing date.

                 (b) Closing Fee. A one-time closing fee equal to $120,000.00, payable at the Closing.

                 (c) Out-of-Pocket Fees, Costs and Expenses. All reasonable out-of-pocket fees, costs and expenses ("Out-of-Pocket Fees and Costs"), incurred by Lender in connection with the documentation, negotiation and closing of this Agreement and the other Loan Documents and the ongoing administration of the Revolving Loans and any and all reasonable costs of enforcement of this Agreement or the other Loan Documents or collection of the Obligations, including, without limitation, the reasonable fees, costs and expenses of attorneys and paralegals in connection with all of the foregoing, all of which shall be part of the Obligations, payable on demand. Prior to an Event of Default, Lender shall provide Borrower with copies of invoices of charges and expenses setting forth all Out-of-Pocket Fees and Costs. There shall be included as Out-of-Pocket Fees and Costs, but without limitation of the foregoing sentence, certain specific categories of Out-of-Pocket Fees and Costs related to Collateral as follows: (i) any reasonable costs or expenses incurred by Lender concerning any property of Borrower relating to Environmental Laws, including without limitation, for consultants or engineers; (ii) any out-of-pocket fees, costs and expenses for audits or examinations by Lender or its agents or representatives, of Borrower or the Collateral; and (iii) any reasonable appraisal and evaluation fees and expenses, including for appraisers retained by Lender in Lender's discretion to appraise Equipment, Inventory or any other Collateral or property of Borrower which are undertaken pursuant to and as limited by Section 6.2(c).

         2.16 Lender Rights to Collect Directly. Lender or Lender's designee may, after the occurrence of an Event of Default which has been declared by Lender by notice to Borrower, (i) notify customers or account debtors of Borrower that the Accounts have been assigned to Lender and that Lender has a Lien thereon, and (ii) collect the Accounts directly, and charge the reasonable collection costs and expenses to Borrower's account.

         2.17 Disputes, Returns and Allowances. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at this time. After the occurrence of an Event of Default which has not been cured or waived as set forth in this Agreement, no discount, credit or allowance shall be granted by Borrower to any account debtor without Lender's consent, and no return of merchandise shall be accepted by Borrower outside the ordinary course of its business without Lender's consent. Lender may, in its discretion, after the occurrence of an Event of Default which has not been cured or waived as set forth in this Agreement, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Out-of-Pocket Fees and Costs incurred or expended in connection therewith.

         2.18 Lender Statements. Lender may render from time to time, statements of the Obligations owing by Borrower to Lender, including statements of all principal, interest, and Out-of-Pocket Fees and Costs owing, and such statements shall be presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within sixty (60) days after receipt thereof by Borrower, Borrower shall deliver to Lender, in accordance with Section 16 of this Agreement, at Lender's place of business indicated in Section 16 hereof, written objection thereto specifying the error or errors, if any, contained in any such statement.

3.       TERM OF THIS AGREEMENT; PREPAYMENTS

         3.1     Term.

                 (a) Initial Term and Renewal Terms. This Agreement shall have a term (the "Initial Term") commencing on the Effective Date and expiring on September 30, 2001.

                 (b) Lender Right to Terminate. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lender may in accordance with Section 13.1 of this Agreement terminate this Agreement without notice, except that this Agreement shall terminate automatically upon an Event of Default under Section
                          12.6 or 12.7.

                 (c) Effects of Termination. On the date of termination or expiration of this Agreement, all Obligations owed by Borrower shall become immediately due and payable without notice or demand and shall be repaid in cash or by a wire transfer of immediately available funds. Notwithstanding termination, until all Obligations have been fully repaid, Lender shall retain its Lien on the Collateral of Borrower, and Borrower shall continue to immediately turn over to Lender, in kind, all collections received with respect to the Accounts.

         3.2 Prepayment. Subject to Sections 2.3 and 2.4 of this Agreement, Borrower may borrow, repay and reborrow Revolving Loans subject to the terms of this Agreement.

         3.3     Termination.

                 The indemnifications set forth in Sections 2, 18 and elsewhere in this Agreement shall survive termination of this Agreement.

4.       CREATION OF LIEN AND COLLATERAL

         4.1 Security Interest. Borrower hereby grants to Lender, a continuing Lien and security interest in all presently existing and hereafter arising Collateral which Borrower now or hereafter owns or has an interest in, wherever located, to secure prompt repayment of any and all Obligations owed and to be owed by Borrower to Lender and to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and the other Loan Documents. Lender's Lien and security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Lender (or in blank if requested by Lender) and deliver actual physical possession of the Negotiable Collateral to Lender.

         4.2 Preservation of Collateral and Perfection of Security Interests. Borrower shall execute and deliver to Lender, concurrently with Borrower's execution of this Agreement, and at any time or times hereafter immediately at the request of Lender, all financing statements, amendments or continuations of financing statements, fixture filings, security agreements, chattel mortgages, assignments, endorsements of certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Lender may reasonably request, in form satisfactory to Lender, that are required to perfect and maintain perfected Lender's Liens in the Collateral and to fully consummate all of the transactions contemplated under this

                 Agreement. Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender), with full power of substitution by Lender, as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents which need to be executed, recorded and/or filed to perfect or continue perfected Lender's Lien in the Collateral upon the failure of Borrower to do so after a request by Lender. For purposes hereof, photocopies of this Agreement or any other Loan Document constituting a security agreement may be filed by Lender as a financing statement.

         4.3 Inspection, Appointment as Attorney-in-Fact. Lender (through any of its officers, employees or agents) shall have the right, at any time or times during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books and the Collateral in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition; provided that, unless an Event of Default has occurred or Lender in good faith believes that Borrower has breached a representation, warranty or covenant hereunder, Lender shall give Borrower two (2) Business Days' notice of Lender's inspections. In addition, Borrower hereby appoints Lender (and any of Lender's officers, employees or agents designated by Lender), with full power of substitution by Lender, as Borrower's attorney-in-fact, with power: to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to account debtors; after an occurrence of an Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, request for verifications of Accounts and request for verifications of trade and other Indebtedness of Borrower; and after the occurrence of an Event of Default, to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney acting in accordance with this Section 4.3 (other than those acts which constitute gross negligence or willful misconduct) and neither Lender nor any other Person acting as Borrower's attorney hereunder will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made in good faith except as result of gross negligence or willful misconduct. The appointment of Lender as Borrower's attorney, and each and every one of Lender's rights and powers as set forth in this Section 4.3, being coupled with an interest, are irrevocable so long as any Accounts in which Lender has a Lien remain unpaid and until all of the Obligations have been fully repaid and this Agreement shall have expired or been terminated.

5.       CONDITIONS PRECEDENT

         5.1 Closing: Conditions to Initial Loan and Closing. The initial Revolving Loan hereunder shall be made upon the Effective Date hereunder at the offices of Lender's counsel ("Closing"). In addition to those conditions set forth in Section 2 of this Agreement and set forth in Section 5.2 with respect to all Revolving Loans hereunder, prior to or contemporaneously with the making of the initial Revolving Loan hereunder at Closing, Lender shall be satisfied that all of the following conditions precedent shall have been satisfied in a manner satisfactory to Lender.

                 (a) Satisfactory Due Diligence. Lender shall have completed and shall be satisfied with the results of
                          (i) due diligence by Lender and its counsel with respect to Borrower; (ii) Lender's examination of Borrower, including a review of prior years' "management letters" by Borrower's independent certified public accountants, to the extent such management letters exist; (iii) the results of investigations, including any consultants' reports, concerning Environmental Laws; (iv) all appraisals reasonably required by Lender; and (v) any governmental approvals, waivers or consents.

                 (b) No Adverse Change. There shall have been, as determined by Lender in its reasonable discretion (i) no material adverse change since August 8, 1999 in the operations (financial or otherwise) of Borrower, and
                          (ii) no material litigation or claims with respect to this Agreement or otherwise which could have a material adverse effect on the condition, financial or otherwise, business, property or assets of Borrower or the results of the operation of Borrower, the Collateral, Lender's Liens or ability to enforce its rights and remedies hereunder or the ability of Borrower to pay or perform the Obligations.

                 (c) Senior Loan. Lender shall have received evidence reasonably satisfactory to it that Lender has a first priority perfected Lien on the Collateral (other than the Alliance Senior Collateral) and a second priority perfected Lien on the Alliance Senior Collateral, and all financing statements and other documents Lender deems reasonably necessary to perfect such Lien shall have been filed and recorded.

                 (d) Required Documents. Lender shall have received all of the following documents, each in form and substance reasonably satisfactory to Lender and its counsel, duly executed and dated the Effective Date (or such other date prior thereto as shall be reasonably satisfactory to Lender), where required:

                          (i) Agreement. Multiple copies of this Agreement as requested by Lender.

                          (ii)    Revolving Loan Note.  The Revolving Loan Note.

                          (iii) Intercreditor Agreement. The Intercreditor Agreement.

                          (iv) Assignments of Leases. Assignments to Lender, for collateral purposes, of all leases of Borrower for any of Borrower's places of business or leased locations where Collateral is located, other than locations where the Alliance Senior Collateral is located.

                          (v) Landlord and Mortgagee Waivers. Landlord, mortgagee and bailee waivers for any of Borrower's places of business, equipment locations or Inventory storage or processing locations, including without limitation, all leased locations or where any Collateral is located or where payroll and Accounts are processed, except for such premises which are owned by Borrower and subject only to the Lien of Lender, together with any necessary landlord consents to any subleases or lease assignments to Borrower.

                          (vi) Certificate for Certified Resolutions, Incumbency By-Laws. A secretary's certificate for the Borrower with respect to resolutions of the directors of Borrower authorizing this Agreement and all related transactions and the incumbency of Borrower's officers.

                          (vii) Legal Opinion. A legal opinion of Pedersen & Houpt, counsel for Borrower, in form and substance reasonably acceptable to Lender.

                          (viii) Organizational Documents. A copy of the by-laws and the Certificate of Incorporation of the Borrower, as amended to and including the Closing date, certified by the Secretary of State of the State of incorporation of Borrower.

                          (ix) Insurance. A certified list with copies of insurance policies of Borrower; certificates of liability and other third party insurance of Borrower, each showing Lender as certificate holder and additional insured; certificates of property and boiler and machinery insurance, each showing Lender as certificate holder and lender loss payee, with a form of lender's loss payable clause in form and in accordance with the requirements of
                                  Section 9.2 of this Agreement to Lender
                                  attached to each such certificate; a
                                  certificate of business interruption insurance of Borrower, showing Lender as certificate holder, lender's loss payee, and assignee of such policy, with lender's loss payable clause and the collateral assignment of such insurance policy, in form and substance satisfactory to Lender.

                          (x) Good Standing Certificates. Good standing certificates and qualifications to do business for Borrower in the State of its incorporation and in each other State in which the failure of Borrower to be qualified to transact business as a corporation would have a material adverse impact on Borrower.

                          (xi) Officer's Certificate. A certificate executed by the President of Borrower in his capacity as such officer, stating that (a) no Event of Default or Potential Default has occurred and is continuing, (b) no material adverse change in the condition or operations, financial or otherwise, or in the business prospects of such Borrower's business, has occurred since August 8, 1999, and (c) no litigation, investigation or proceeding, or injunction, writ or restraining order of the type described in Section 7.8 or Section 9.3 hereof is pending or threatened.

                          (xii) Releases. Evidence of releases of any other Liens on the Collateral other than Permitted Liens.

                          (xiii) Completion of Transactions. Satisfactory evidence of completion of the Alliance Financing.

                          (xiv) Remarketing Agreement An agreement of Alliance for the benefit of Lender pursuant to which Alliance agrees to assist Lender in liquidating the Equipment in the event of the exercise by Lender of its remedies after the occurrence of an Event of Default.

                          (xv) Payoff Letters and Releases. Payoff letters, releases and UCC-3 termination statements, executed by any secured party designated by Lender, in a form appropriate for recording and filing, as to any Lien recorded against the Collateral and which is not permitted hereunder.

                          (xvi)   Pro Formas.  The Pro Formas.

                          (xvii) Other. Such other documents as Lender shall reasonably request.

                 (e) Out-of-Pocket Fees and Costs. Lender shall have received reimbursement for all Out-of-Pocket Fees and Costs which then have been paid or incurred by Lender.

         5.2 Condition to All Loans. Notwithstanding any other provisions contained in this Agreement, the making of each Revolving Loan provided for in this Agreement shall be conditioned upon the satisfaction of the matters set forth in this Section 5.2, and each request by the Borrower for a Revolving Loan shall constitute a representation to Lender that each such condition set forth below has been met or satisfied.

                 (a) Warranties and Representations. All of the warranties and representations contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date of such Revolving Loan as if made on such date and each request for a Revolving Loan shall constitute an affirmation by Borrower that such warranties and representations are then true and correct in all material respects.

                 (b) Borrower's Request. Lender shall have received a request in the manner set forth in Section 2.2 of this Agreement and copies of all other documents required to have been delivered to Lender hereunder. Lender shall be entitled, but not required, to rely on oral requests for Revolving Loans from officers from time to time designated by Borrower to Lender in writing, and shall be fully protected in doing so.

                 (c) No Default. As determined by Lender in its reasonable discretion, no Potential Default shall have occurred and be continuing or will result from such Revolving Loan and no Event of Default shall have occurred which has not been cured or waived as set forth in this Agreement or will result from such Revolving Loan.

                 (d) Other Requirements and Other Documents. Lender shall have received, in form and substance reasonably satisfactory to Lender, all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, and other documents which are provided for hereunder, or which Lender may at any time reasonably request.

6.       WARRANTIES, REPRESENTATIONS, AND COVENANTS --
         COLLATERAL

         Borrower warrants, represents, covenants and agrees that:

         6.1 Collateral Warranties Generally. Borrower has and will continue to have good and marketable title to the portion of the Collateral owned by it; the Collateral is free and clear of all Liens, except (i) as may be consented to in writing by Lender,
                 (ii) as held by Lender, or (iii) Permitted Liens.

         6.2 Account Warranties and Covenants. The Accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of Liens (except those described in Section 6.1), and are unconditionally owed to Borrower without defenses, disputes, offsets or counterclaims which have been asserted, rights of return or cancellation, except for any such defenses, offsets or counterclaims which may arise in the ordinary course of Borrower's business.

         6.3     Inventory and Equipment Warranties and Covenants.

                 (a) Borrower shall keep the Inventory and Equipment only at the locations specified in Schedule 6.3 hereto or at (i) locations consented to by Lender upon 30 days' prior written notice to Lender, or (ii) new store locations permitted by Section 8.20 of this Agreement, and in the case of (i) and (ii) above, execution by Borrower or any other Persons of such financing statements, landlord, mortgagee, bailee, warehouseman or other agreements requested by Lender in its reasonable discretion.

                 (b) All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects that make the Inventory unsalable in the ordinary course of Borrower's business (as determined by Lender in its reasonable discretion).

                 (c) Borrower shall keep and maintain the Equipment in good operating condition and repair (normal wear and tear excepted) in a manner consistent with that maintained by prudent business people in similar circumstances and, subject to the terms of this Agreement, make necessary or appropriate replacements thereto. Borrower shall not permit any items of Equipment to become a fixture to real estate or an accession to other property and the Equipment is now and shall at all times remain and be personal property to the extent that under applicable law, such Equipment would be deemed to be fixtures and/or otherwise part of the real property, except where Lender first receives a landlord's waiver satisfactory to it, establishing the priority of Lender's Lien in such Equipment. Borrower shall promptly deliver to Lender any and all evidence of ownership, if any, of any of the Equipment including, without limitation, certificates of title and applications for title. Borrower shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of the Equipment and shall furnish Lender with a current schedule containing the foregoing information when requested, and Borrower shall not sell, lease, or otherwise dispose of or transfer any of the Equipment or any part thereof, except as otherwise permitted under the terms of this Agreement. Borrower shall, as and when requested by Lender, procure and supply to Lender, at Borrower's expense, annual appraisals of the Equipment Collateral by appraisers and in form reasonably satisfactory to Lender; provided, however, that upon or after the occurrence of an Event of Default, Borrower's obligations for such appraisals shall not be limited to annual appraisals and Lender may request or procure additional appraisals at Borrower's expense.

                 (d) The Inventory and Equipment is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Lender's prior written consent, and, in such event, Borrower will upon Lender's request, concurrent therewith, cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in a form acceptable to Lender, warehouse receipts in Lender's name evidencing the storage of the Inventory or Equipment.

                 (e) Borrower shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its costs therefor, all of which records shall be available at all times after demand to any of Lender's officers, agents, and employees for inspection and copying.

                 (f) Lender shall have the right at all times during Borrower's usual business hours, to inspect and examine the Inventory and Equipment and to check and test the same as to quality, quantity, value, and condition; provided that prior to an Event of Default, Lender shall provide Borrower two (2) Business Days' prior notice of any such inspection, and Lender shall use its good faith efforts to minimize interference with Borrower's business in conducting such inspections.

7.       GENERAL CONTINUING WARRANTIES AND REPRESENTATIONS

         Borrower warrants, represents, covenants and agrees that:

         7.1 Office. The chief executive office or principal place of business of Borrower is at the address indicated in Section 16 hereof, and Borrower covenants and agrees that it will not, during the term of this Agreement, without at least thirty (30) days prior written notification to Lender and the delivery to Lender, if requested, of an executed landlord's or mortgagee's waiver and Code financing statements in form acceptable to Lender, relocate either such chief executive office or principal place of business.

         7.2 Existence. Borrower is and shall at all times hereafter be a corporation, duly organized and existing under the laws of the state of its organization and qualified and licensed to do business, and is good standing, in any state in which it conducts its business or in which the failure to qualify would have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Borrower, which states include, as of the date hereof and as of the Closing date, the states listed on Schedule 7.2.

         7.3 Authority. Borrower has the right and power and is duly authorized to enter into this Agreement and the other Loan Documents.

         7.4 Validity. This Agreement and all of the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor's rights generally.

         7.5 No Breach. The execution by Borrower of this Agreement and the other Loan Documents shall not constitute a breach of any provision contained in Borrower's Certificate of Incorporation or by-laws, nor does it constitute an event of default under any material agreement to which Borrower is now or hereafter becomes a party, nor does it violate any order, decree or judgment of any court or governmental commission or agency.

         7.6 Solvency. On the Effective Date both prior to and after the transactions contemplated in connection with the Closing and the Alliance Financing, and at all times thereafter, Borrower's assets (determined at present fair saleable value) are and shall be greater than Borrower's liabilities (taking into account all liabilities of Borrower, whether fixed or contingent, direct or indirect, disputed or undisputed and whether or not required to be reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles other than Borrower's liabilities under the Senior Discount Notes); Borrower is and shall at all times hereafter be able to pay its debts as they mature, and Borrower does not and will not have an unreasonably small amount of capital. Borrower has and at all times hereafter will have sufficient capital to carry on its business and transactions as now conducted and as planned to be conducted in the future.

         7.7 Compliance With Laws. Borrower is in compliance in all material respects with all applicable laws, rules and regulations of any governmental authority, including but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and Benefit Plans (as defined in Section 7.15 hereof) as required by ERISA, except for those laws, rules and regulations the violation of which would not have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Borrower.

         7.8 Actions or Proceedings. Except as disclosed on Schedule 7.8, there are no actions or proceedings pending by or against Borrower before any court, administrative agency or other governmental entity and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower, or any breaches by Borrower or any other Person of any agreement to which Borrower is a party, except for actions, proceedings, litigation, investigations, claims, complaints, actions, prosecutions and breaches that involve claims that do not exceed $100,000 individually or $200,000 in the aggregate.

         7.9 Trademarks, Licenses, etc. Borrower owns or possesses rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names required to continue to conduct its business as heretofore or presently conducted. All such licenses, patents, patent applications, copyright registrations, service marks, trademarks and trade names are listed on Schedule 7.9. No such license or trademark has been declared invalid, been limited by order of any governmental authority or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge, except for those licenses or trademarks which if challenged, limited or rendered invalid, would not have a material adverse effect on the condition, financial or otherwise, business, property or results of operations of Borrower, the Collateral, Lender's Liens or Lender's ability to enforce its rights and remedies hereunder.

         7.10 Financial Statements. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender fairly present the financial condition of Borrower for the periods related thereto and have been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end adjustments and the absence of footnotes with respect to interim financial statements, and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Lender.

         7.11 Pro Formas. Borrower has furnished to Lender, (i) profit and loss statements and cash flow projections for each Reporting Period after the Closing through December 21, 2003, and (ii) balance sheets, profit and loss statements and cash flow projections reflected annually for the next five (5) Fiscal Years, including the Fiscal Year 1999, all certified by the Chief Executive Officer or a Vice President of Borrower and (except as stated above), based on Generally Accepted Accounting Principles, and on financial data as of the Effective Date, and which are attached hereto as Schedule 7.11 (the "Pro Formas"). The Pro Formas are complete and accurate, and fairly present Borrower's assets, liabilities and financial condition, on the bases described above, as of the Effective Date, but taking into account the transactions contemplated by this Agreement and those contemplated as of the Effective Date under the other Loan Documents. There are no omissions from the Pro Formas or other facts and circumstances not reflected in the Pro Formas which are or may be material.

         7.12 Conduct of Business. Except as contemplated hereby, since August 8, 1999, Borrower has not (i) incurred any debts, obligations, or liabilities (absolute, accrued, or contingent and whether due or to become due) except current liabilities incurred in the ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business or properties of Borrower, except as set forth in Schedule 7.12; (ii) paid any obligation or liability other than current liabilities in the ordinary course of business, or discharged or satisfied any Liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business or as required by the terms of this Agreement; (iii) declared or made any payment to or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged, or subjected to any Lien any of its assets, tangible or intangible (other than Permitted Liens);
                 (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting its properties or business; (vii) except as set forth in Schedule 7.12, entered into any transaction other than in the usual and ordinary course of business and other than as contemplated hereby;
                 (viii) encountered any strikes or work stoppages or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options or similar rights with respect thereto other than pursuant to Borrower's existing stock option plans, as such plans may be amended with the approval of Borrower's stockholders; or (x) agreed to do any of the foregoing other than pursuant hereto. To Borrower's knowledge after due inquiry, there has been no material adverse change in the business, financial condition, operations or results of operations of Borrower since August 8, 1999.

         7.13 Environmental Laws. Except as disclosed on Schedule 7.13: (i) Borrower and all properties owned or operated by Borrower comply with all Environmental Laws; (ii) Borrower is not subject to any actual or threatened judicial or administrative proceeding, investigation or inquiry into the possibility of violation of any Environmental Laws; (iii) neither the Borrower nor its properties is the subject of actual or, to the best of Borrower's knowledge after due inquiry, threatened governmental authority investigation or inquiry evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material or other substance into the environment, and Borrower does not have knowledge or notice of the presence on or under any property owned or operated by it, or of the Release of, any Hazardous Material; (iv) there is no claim pending or, to the best of Borrower's knowledge after due inquiry, threatened against Borrower relating to damage, contribution, cost recovery compensation, loss, or injury resulting from the Release of, or exposure to, any Hazardous Material other than as listed on Schedule 7.13, which Hazardous Material is stored in or under Borrower's properties in the ordinary course of business in accordance with Environmental Laws; and (v) Borrower has not filed, nor was required to file, any notice under any law, regulation or rule indicating past or present generation, transportation, treatment, storage or disposal of a Hazardous Material or reporting a Release of a Hazardous Material into the environment and has not engaged in such activity other than in accordance with Environmental Laws where failure to file such notice or report will not have a material adverse effect on Borrower. Borrower does not have any known contingent liability in connection with any Release of any Hazardous Material into the environment; and Borrower has not received notice, nor has reason to expect notice, of any potential liability under any Environmental Law.

         7.14 Permits and Licenses. Borrower has not been in breach or default under, and is current and in good standing with respect to, all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to conduct its business and to own or lease and operate its respective properties as heretofore conducted, owned, leased or operated, including, without limitation, any and all governmental approvals, permits, certificates, licenses, inspections, consents and franchises related to Environmental Laws.

         7.15 ERISA. Neither Borrower nor any ERISA Affiliate (defined below) of Borrower, nor any Benefit Plan (defined below) is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC; no Prohibited Transaction (defined below) or Reportable Event (defined below) has occurred with respect to any Benefit Plan, nor has any Benefit Plan been the subject of a waiver of the minimum funding standard under Section 412 of the IRC; nor has any Benefit Plan experienced an accumulated funding deficiency under Section 412 of the IRC; nor has any Lien been imposed upon Borrower or any ERISA Affiliate of Borrower under Section 412(n) of the IRC; nor has any Benefit Plan been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the Pension Benefit Guaranty Corporation, or any successor agency (the "PBGC"), under Section 4041 of ERISA, nor has any Benefit Plan been terminated under Section 4041(e) of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; neither Borrower nor any ERISA Affiliate of Borrower would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans; neither Borrower nor any ERISA Affiliate of Borrower maintains any employee welfare benefit plan, as defined in Section 3(l) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither Borrower nor any ERISA Affiliate of Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan (defined below), or contributes to a Multiemployer Plan. As used herein, (a) "Benefit Plan" shall mean an employee benefit plan of Borrower or an ERISA Affiliate, as defined in Section 3(3) of ERISA; (b) "ERISA Affiliate" shall mean any Person which, together with Borrower, would be treated as a single employer under Section

                 4001(a)(14) of ERISA or IRC Section 414(b), (c), (m), (n) or
                 (o), as applicable; (c) "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate; (d) "Prohibited Transaction" shall mean any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Sections 4975(c)(2) or (d) of the IRC, and which could result in any excise tax, fine, penalty or other liability being imposed on Borrower; and (e) "Reportable Event" shall mean a reportable event described in
                 Section 4043 of ERISA or the regulations thereunder, for which the thirty (30) day notice requirement has not been waived.

         7.16 Customer and Trade Relations. There exists no actual or to the best of Borrower's knowledge after diligent inquiry, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted by Borrower.

         7.17 Other Names. The businesses conducted by Borrower have not been conducted under any corporate, trade or fictitious name other than those names listed on Schedule 7.17 hereto.

         7.18 Tax Obligations. Borrower has filed complete and correct federal, state and local tax reports and returns required to be filed by them, prepared in accordance with any applicable laws or regulations, and except for extensions duly obtained, have either duly paid all taxes, duties and charges owed by it, or made adequate provision for the payment thereof. There are no material unresolved questions or claims concerning any tax liability of Borrower. None of the transactions contemplated hereby or under any agreements referred to hereunder will result in any material tax liability for Borrower or result in any other material adverse tax consequence for Borrower.

         7.19 Employee Controversies. There are no strikes, work stoppages or controversies pending or, to the best of Borrower's knowledge after diligent inquiry and investigation, threatened, between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the financial condition, results of operations or business of Borrower.

         7.20 Investment Company Act. Borrower is not an "investment company" nor a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         7.21 Full Disclosure. This Agreement, the financial statements delivered in connection herewith, and the representations and warranties of Borrower herein and in any other document delivered or to be delivered by or on behalf of Borrower in connection therewith, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no material fact which Borrower has not disclosed to Lender in writing which materially and adversely affects or, so far as Borrower can foresee, would materially and adversely affect the assets, business, prospects, profits, or condition (financial or otherwise) of Borrower, the rights of Lender or the ability of Borrower to perform this Agreement.

         7.22 Year 2000 Compliance. The Borrower and its Affiliates have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Affiliates may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on the Borrower, its financial condition, business and operations, and its ability to pay and perform the Obligations. From time to time, at the request of Lender, the Borrower and its Affiliates shall provide to Lender such updated information or documentation as is reasonably requested regarding the status of its efforts to address the "Year 2000 Problem".

8.       NEGATIVE COVENANTS

         The Borrower will not, without Lender's prior written consent:

         8.1 Sale, Transfer or Encumbrance of Assets. Sell, lease, pledge, encumber, grant or permit a Lien on (other than Permitted Liens), or otherwise dispose of or transfer, whether by sale or otherwise, any of its assets, except for (a) sales of Inventory in the ordinary course of business, (b) sales of items of

                 Equipment which are obsolete, worn-out or otherwise not useable in Borrower's businesses up to an aggregate of $100,000 in sales proceeds in any Fiscal Year so long as (i) no Event of Default has occurred and which has not been cured or waived as set forth in this Agreement, or Potential Default exists, (ii) the proceeds thereof are applied to the principal balance of the Obligations, (iii) Lender has prior written notice thereof,
                 (iv) such sales are on price and other terms, and Borrower proposes to apply the proceeds of each such sale to the Obligations in a manner, reasonably acceptable to Lender, and
                 (v) the transfer of assets in each such sale will not result in any impairment in use or value of the Collateral remaining after each such sale, or (c) the closure of Borrower's locations listed on Schedule 8.1 hereto or such other locations consented to by Lender in writing, which consent shall not be unreasonably withheld, provided that the Equipment located at any closed facility is transferred to locations of Borrower listed on Schedule 6.3 hereto or locations permitted by Section 6.3(a) of this Agreement. For purposes of this Agreement, "Permitted Liens" shall mean any or all of the following: (i) Liens to Lender, (ii) Liens securing the payment of taxes or other governmental charges not yet due and payable, (iii) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons imposed without action of such parties, provided that the payment thereof is not yet required; (iv) Liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws, (v) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Borrower's business, (vi) Liens in connection with purchase money security interests for the purchase of Equipment up to an aggregate sum not to exceed One Hundred Thousand Dollars ($100,000) for any purchase and One Hundred Thousand Dollars ($100,000) in the aggregate for purchases during any Fiscal Year, provided the documents relating to any such purchases must be in form and substance reasonably satisfactory to Lender, (vii) Liens listed on
                 Schedule 8.1, and (viii) Liens in favor of Alliance.

         8.2 Name or Identity Change. Change Borrower's name, business structure, or identity, or add any new fictitious name.

         8.3 Guaranties. Guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payments for deposit to the general account of Borrower or which are transmitted or turned over to Lender.

         8.4 Change in Business. Enter into any business not related to Borrower's present business or make any change in Borrower's financial structure or in any of its business objectives, purposes, or operations which would adversely affect the ability of Borrower to repay the Obligations, the value of the Collateral or Lender's rights and remedies hereunder, or create any Subsidiary or change the form of Borrower's business entity from a corporation.

         8.5 Loans and Investments. Except as set forth on Schedule 8.5, make any advance, loan, investment or material acquisition of assets other than (i) advances made to employees in the ordinary course of business for travel and business related expenses so long as the amount of such advances do not exceed Fifty Thousand Dollars ($50,000) in the aggregate outstanding at any time; (ii) investments in short-term direct obligations of the United States government; (iii) investments in negotiable certificates of deposit issued by a bank having capital and surplus of not less than $100,000,000, payable to the order of Borrower or to bearer, and (iv) investments in commercial paper rated A-1 or P-1; provided, that with respect to clauses (ii), (iii) and (iv), Borrower shall assign all such investments to Lender in form acceptable to Lender.

         8.6 Indebtedness. Incur or make any commitments or agreements to incur or suffer to exist any Indebtedness, other than (i) unsecured trade debt and accrued expenses arising in the ordinary course of Borrower's business, (ii) Indebtedness incurred with respect to Maintenance Capital Expenditures in accordance with Section 8.20 hereof up to the aggregate sum of $500,000 in any Fiscal Year, (iii) Indebtedness incurred in connection with Liens arising under Section 8.1(v) of this Agreement, (iv) Indebtedness incurred in connection with the Alliance Financing, or (v) obligations under the Note Indenture.

         8.7 Prepayments. Prepay any existing Indebtedness owing to any Person, except that (i) Borrower may prepay trade creditors in the ordinary course of business, and (ii) Borrower may prepay Lender as provided in this Agreement.

         8.8 Affiliate Transactions. Transfer any cash or property to any direct or indirect owner of or beneficial owner of any interest in Borrower or other Affiliate or enter into any transaction, including without limitation the purchase, lease, sale or exchange of property or the rendering of any service to or by any direct or indirect owner of or beneficial owner of any interest in Borrower or other Affiliate; provided that Borrower may (i) sell Inventory to Affiliates, for cash for fair value in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had such transfers or transactions been made at arm's length to or with a Person that is not an Affiliate, and notice thereof has been given to Lender, (ii) pay compensation for services to employees who are direct or indirect owners of or beneficial owners of any interest in Borrower in the ordinary course of Borrower's business, (iii) pay Pedersen & Houpt for legal services performed for Borrower, and (iv) repurchase common stock of Borrower pursuant to that certain Stock Transfer Restriction Agreement between Borrower and certain of its shareholders ("Restriction Agreement") as permitted by Section 8.12 hereof.

         8.9 Consolidations, Mergers. Merge or consolidate with any other Person, or enter into any joint venture or become a partner in any partnership.

         8.10 Liquidations. Adopt or undertake a plan of liquidation or dissolution.

         8.11 Suspension of Business. Suspend or terminate the transaction of its business or abandon the Collateral.

         8.12 Redemptions and Distributions. Except for the purchase or redemption of capital stock of officers of Borrower who terminate their employment with Borrower or whose employment is terminated by Borrower and repurchases by Borrower of capital stock of Borrower pursuant to the Restriction Agreement, up to the aggregate sum of $50,000 in any Fiscal Year, purchase, redeem, retire or otherwise acquire any shares of its capital stock or declare or pay, directly or indirectly, any cash or other property, dividends or distributions to its shareholders.

         8.13 Unpermitted Uses of Loans. Use any part of the proceeds of the Revolving Loans hereunder for any purpose which constitutes a violation of, or is inconsistent with, any applicable regulations of the Board of Governors of the Federal Reserve System, including without limitation, the purchase or carrying of (or refinancing of indebtedness originally incurred to purchase or carry) margin securities.

         8.14 ERISA. Adopt or agree to contribute to any tax qualified Benefit Plan, except for a 401(k) Plan or as previously approved by Lender in writing.

         8.15 Consignment. Sell any goods on consignment, bill and hold, or similar terms, except as permitted in writing by Lender.

         8.16 Bank Accounts. Unless Borrower first notifies Lender and obtains any necessary blocked account agreements from such financial institution, establish any depository, operating or other account at any financial institution other than those accounts listed on Schedule 8.16 hereof.

         8.17 Compensation. Unless approved by Borrower's board of directors, pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, and other payments, whether directly or indirectly, in money or otherwise, to the officers of Borrower in any fiscal year, in amounts in excess of one hundred twenty percent (120%) of the total compensation for the immediately preceding fiscal year, paid or accrued by Borrower or its Affiliates to or for the benefit of such Persons (individually).

         8.18 Lease Modifications. Modify or amend the material terms of or terminate any lease of real property, except for the termination of the leases for the stores listed on Schedule 8.1 hereto.

         8.19 New Leases. Enter into any lease of real property without obtaining an executed landlord's waiver and except where such lease contains a consent to assignment thereof to Lender, both in form attached hereto as Exhibit C.

         8.20    Capital Expenditures. Make any Capital Expenditures except for
                 (i) Capital Expenditures to maintain or upgrade existing business locations of Borrower, up to the aggregate sum of $1,000,000 in any Fiscal Year ("Maintenance Capital Expenditures"), (ii) Capital Expenditures either to maintain or upgrade existing business locations or for the construction and equipping of new business locations, up to the aggregate sum of seventy-five percent (75%) of Free Cash Flow in any Fiscal Year, and (iii) Capital Expenditures either to maintain or upgrade existing business locations or for the construction of new business locations, up to the aggregate sum of ninety percent (90%) of any Excess Issuance Proceeds, provided such sums are actually spent on Capital Expenditures within twelve
                 (12) months of their receipt by Borrower.

9.       AFFIRMATIVE COVENANTS - GENERAL

         So long as any Obligations are outstanding, Borrower covenants and agrees that:

         9.1 Taxes. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency, except those assessments and taxes the validity of which is being contested in good faith by appropriate proceedings, do not impair the priority of Lender's Liens on the Collateral and as to which Borrower shall have set aside adequate reserves (as determined by Lender in its reasonable discretion). Borrower will make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Lender with proof reasonably satisfactory to it that Borrower has made such payments or deposits.

         9.2 Insurance. Borrower, at its expense, shall keep and maintain the Collateral insured under "all risk" or equivalent types of policies against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar business for the full insurable value thereof as necessary to prevent application of any co-insurance provisions. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Inventory, Equipment and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Lender. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and those insuring improvements to real estate leased by Borrower (the "Real Property Improvement Insurance") shall contain an endorsement in a form reasonably satisfactory to Lender showing Lender as the lender loss payee on all Collateral with a waiver of warranties, and absent the occurrence of a Potential Default or an Event of Default, all proceeds payable thereunder in excess of the aggregate sum of One Hundred Thousand Dollars ($100,000) shall be payable to Lender and, upon receipt by Lender, shall be applied on account of the Obligations owing to Lender. Absent the occurrence of a Potential Default or Event of Default, Borrower may retain proceeds up to the aggregate sum of One Hundred Thousand Dollars ($100,000) to be used by Borrower for the repair or replacement of any damaged or destroyed Collateral. Upon the occurrence of a Potential Default or Event of Default, all insurance proceeds (other than the Real Property Improvement Insurance proceeds) shall be paid to Lender. To secure the payment of the Obligations, Borrower grants Lender a Lien in and to all such policies of insurance (except those of public liability and the Real Property Improvement Insurance) and the proceeds thereof, and except as provided above, Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Lender as its interest may appear. After the occurrence of a Potential Default or Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Prior to an Event of Default or Potential Default, Borrower shall not make, settle or adjust claims in excess of One Hundred Thousand Dollars ($100,000) under such policies of insurance without prior consultation with and written consent of Lender. Borrower will not cancel any of such policies without Lender's prior written consent. Borrower shall obtain by endorsement upon the policy or policies of insurance issued to Borrower as required above, or by independent instruments furnished to Lender, an agreement from each insurer that it will give Lender at least thirty (30) days' written notice before any such policy or policies of insurance shall be materially altered or canceled, and that no act or default of Borrower, or any other Person, shall affect the right of Lender to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Lender, without waiving or releasing any Obligations or any Event of Default may, but shall have no obligation to, obtain and maintain such policies of insurance that Borrower is required to carry hereunder and pay such premiums and take any other action with respect to such policies which Lender deems advisable. All sums disbursed by Lender in accordance with this Section 9.2, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereof, shall constitute Out-of-Pocket Fees and Costs and shall be payable on demand.

         9.3 Litigation. Borrower shall immediately notify Lender in writing of any suit in law or equity or administrative proceeding involving money or property, and seeking damages in excess of $100,000 individually or $200,000 in the aggregate.

         9.4 Books and Records. Borrower at all times hereafter shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions with respect to or in relation to the business and affairs of Borrower, and shall maintain a standard and modern system of accounting, in accordance with Generally Accepted Accounting Practices with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as may from time to time be reasonably requested by Lender. Borrower agrees to permit Lender and any of its employees, officers or agents, at all times during Borrower's usual business hours, or the usual business hours of third Persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, the Obligations, Borrower's financial condition and the results of Borrower's operations, and, in connection therewith, permit Lender or any of its agents, employees or officers to copy and make extracts therefrom; provided that prior to an Event of Default, Lender shall provide Borrower two
                 (2) Business Days' prior notice of such examinations and Lender shall use its good faith efforts to minimize interference with Borrower's business.

         9.5 Compliance with Laws. Borrower shall comply in all material respects with all Federal, State, local and foreign laws, rules and regulations, including, but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment, payroll or social security taxes and pension funds and retirement benefit programs as required by ERISA.

         9.6 Expense Reimbursements. Borrower shall within five (5) Business Days of demand by Lender, reimburse Lender for all sums expended by Lender which constitute Out-of-Pocket Fees and Costs if Borrower fails to pay same. Absent the occurrence of an Event of Default, Lender shall provide Borrower with copies of invoices for such Out-of-Pocket Fees and Costs. Lender may charge any or all of such amounts expended for Out-of-Pocket Fees and Costs to the loan account maintained by Lender with respect to Borrower and such amounts shall be part of the Obligations subject to interest at the Rate or Default Rate, as applicable.

         9.7 ERISA Reportable Events. Borrower shall furnish to Lender: (a) as soon as possible, but in no event later than thirty (30) days after it knows or has reason to know that any Reportable Event with respect to any Benefit Plan has occurred, a statement of the Chief Executive Officer of Borrower setting forth the details concerning such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to Borrower; (b) upon request by Lender, promptly after the filing thereof with the United States Internal Revenue Service or the PBGC, copies of each annual report with respect to each Benefit Plan; (c) promptly after receipt thereof, a copy of any notice of any potential material liability, adverse determination letter, ruling or opinion it may receive from the PBGC or the Internal Revenue Service with respect to any Benefit Plan; (d) when the same is made available to participants in a Benefit Plan, all notices of a significant reduction in the rate of benefit accrual or plan termination to the participants by the administrator of such Benefit Plan; and (e) promptly after receipt thereof, any notice from any Multiemployer Plan to which it or any of its ERISA Affiliates contributes which quantifies any actual or potential withdrawal liability which will or may be imposed upon the withdrawal of Borrower or any ERISA Affiliate of Borrower from such Multiemployer Plan.

         9.8 Intellectual Property. Upon Borrower's acquisition of any patents, trademarks, licenses or other intellectual property rights, Borrower shall notify Lender of same in writing and take all steps that Lender reasonably deems necessary to create a first priority lien and security interest in such assets in favor of Lender.

         9.9 Prepayment of Obligations. Borrower shall utilize the net proceeds of any issuance of Subordinated Indebtedness or issuance and sale of equity securities permitted by this Agreement or otherwise consented to by Lender (after deduction of all issuance and underwriting fees and reasonable costs associated therewith), to prepay the outstanding Obligations to the extent of such proceeds. Any excess proceeds remaining after prepayment of the Obligations in full may be utilized by Borrower for any purpose permitted by this Agreement and Borrower shall not be permitted to request additional Revolving Loans hereunder until it has fully utilized such excess proceeds. Borrower shall further prepay the Obligations with any Excess Issuance Proceeds not used to fund Capital Expenditures, to the extent permitted by Section 8.20 of this Agreement, within twelve (12) months of Borrower's receipt of such Excess Issuance Proceeds.

10.      AFFIRMATIVE COVENANTS - REPORTING

         Borrower shall furnish or cause to be furnished to Lender the following:

         10.1    (a)      Periodic Financial Statements.  As soon as practicable
                          and in any event within thirty (30) days following the end of each Reporting Period (i) a statement of income and a statement of cash flow of Borrower for each such Reporting Period and for the period from the beginning of the then current fiscal year of Borrower to the end of such Reporting Period, (ii) a balance sheet of Borrower as of the end of such Reporting Period, and
                          (iii) with respect to such statement of income and balance sheet, in comparative form, figures for the corresponding Reporting Periods in the preceding
                          Fiscal Year of Borrower, all in reasonable detail and certified by the Chief Executive Officer of Borrower as fairly presenting the financial condition of Borrower in accordance with Generally Accepted
                          Accounting Principles, subject to changes resulting from normal year-end adjustments and the absence of footnotes.

                 (b) Yearly Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year of Borrower, a statement of income of Borrower for such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, and a statement of cash flow of Borrower for such Fiscal Year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year of Borrower, all in reasonable detail and in scope in accordance with audits performed for Borrower in prior years and examined and certified by independent certified public accountants of recognized national standing selected by Borrower and reasonably satisfactory to Lender, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Borrower in prior years, in form and substance satisfactory to Lender.

                 (c) Projections. As soon as practicable and in any event not later than thirty (30) days prior to the beginning of each Fiscal Year of Borrower hereafter, preliminary drafts of projected balance sheets, statements of income and cash flow for Borrower, for each month during such Fiscal Year, which shall include the assumptions used therein, together with final versions of same within sixty (60) days after the beginning of each Fiscal Year containing appropriate supporting details as requested by Lender, along with consolidated calculations with respect to compliance with covenants in the same manner as required in connection with the delivery of financial statements under (a) and (b) above.

                 (d) Management Letters, Tax Distributions. As soon as practicable and in any event within ten (10) days of delivery to Borrower a copy of any letter issued by Borrower's independent public accountants or other management consultants, if any are issued, with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters".

                 (e) Yearly Reports. In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection (c) above, a letter signed by the Chief Executive Officer of Borrower, describing, comparing and analyzing, in reasonable detail, all changes and developments between the anticipated financial results included in such projections or budgets for the prior Fiscal Year and the historical financial statements of Borrower for such prior Fiscal Year.

                 (f) SEC Reports. Within five (5) days after the same are sent, copies of all financial statements and reports that Borrower sends to the Securities and Exchange Commission or any holders of other Indebtedness.

                 (g) Other Information. With reasonable promptness, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

                 All financial statements delivered to Lender pursuant to the requirements of this subsection (except where otherwise expressly indicated) shall be prepared in accordance with Generally Accepted Accounting Principles as provided in this Agreement. Together with each delivery of financial statements required by subsections (a) and (b) above, Borrower shall deliver to Lender an officer's certificate in the form of Exhibit B hereto stating that (i) there exists no Event of Default or Potential Default, or if an Event of Default or Potential Default exists, specifying the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto, (ii) no material adverse change in the condition, financial or otherwise, business, property, including without limitation, with respect to Environmental Laws, or results of operations of Borrower has occurred since the previous certificate was sent to Lender by Borrower or, if any such change has occurred, specifying the nature thereof and what action Borrower has taken or proposes to take with respect thereto, (iii) all insurance premiums then due have been paid before delinquent, (iv) all taxes then due have been paid or, for those taxes which have not been paid before delinquent, a statement of the taxes not paid and a description of Borrower's rationale therefor, (v) except as previously reported to Lender, no litigation, investigation or proceeding, or injunction, writ or restraining order involving claims in excess of $100,000 individually or $200,000 in the aggregate is pending or to the best of Borrower's knowledge after diligent inquiry, threatened, and (vi) stating whether or not Borrower is in compliance with the representations, warranties and covenants in this Agreement, including a calculation of financial covenants in the schedule attached to such officer's certificate in form satisfactory to Lender. Lender shall exercise reasonable efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with this Agreement, confidential, provided that Lender may communicate such information (A) to any other Person in accordance with the customary practices of commercial lenders relating to routine trade inquiries, (B) to any regulatory authority, or pursuant to any order, judgement or decree of any court having jurisdiction over Lender, (C) to any other Person in connection with the exercise of Lender's rights hereunder, or (D) with Borrower's consent, which consent will not be unreasonably withheld, conditioned or delayed, to any Participant or prospective Participant.

         10.2 Accounting Information. Borrower authorizes Lender to discuss the financial condition of Borrower with Borrower's independent public accountants and agrees that such discussion or communication shall be without liability to either Lender or Borrower's independent public accountants. Prior to the occurrence of a Potential Default or Event of Default, Lender shall use its best efforts to notify Borrower of Lender's discussions with Borrower's accountants. Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection, and authorizing Lender to rely on financial statements of Borrower issued by such accountants, which letter shall be acknowledged and consented to in writing by such accountants, and be in form and substance satisfactory to Lender.

         10.3 Other Information and Changes. Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may request from time to time hereafter, and shall promptly notify Lender of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or an Event of Default under this Agreement.

11.      AFFIRMATIVE COVENANTS - FINANCIAL

         11.1 Tangible Net Worth. Borrower shall maintain its Tangible Net Worth in an amount of not less than the amount set forth opposite each period set forth below, measured quarterly, as of the last day of each Fiscal Quarter.

                              MINIMUM TANGIBLE NET WORTH

Period                                             Minimum Level

Closing Date to and including
December 26, 1999                                  $90,000,000

December 27, 1999 to and including                 $85,000,000
June 11, 2000

June 12, 2000 and thereafter                       $80,000,000

         11.2 Senior Interest Coverage Ratio. Borrower shall maintain a Senior Interest Coverage Ratio, calculated and tested as of the last day of each respective Fiscal Quarter, cumulatively for the rolling thirteen (13) Reporting Periods ending on the last day of each such Fiscal Quarter of not less 3.00 : 1.00; provided that for purposes of determining the ratio described above for the Fiscal Quarters ending December 26, 1999, March 19, 2000, and June 11, 2000, EBITDA and Funded Debt Interest Expense shall be deemed to equal EBITDA and Funded Debt Interest Expense for such Fiscal Quarter (and, in the case of the later two such determinations, each previous Fiscal Quarter commencing with the Closing), multiplied by 13/3rds, 13/3rds, and 13/3rds respectively.

         11.3 Minimum Net Book Value of Laundry Equipment. Borrower shall own at all times, laundry Equipment having a net book value of not less than $30,000,000.

12.      EVENTS OF DEFAULT

         Any one or more of the following shall constitute an Event of Default by Borrower under this Agreement:

         12.1 Payment. If Borrower fails to pay, when due and payable or when declared due and payable, all or any portion of the Obligations representing principal or interest owing to Lender, or Borrower fails to pay, when due and payable or when declared due and payable, any other Obligations and such failure is not cured within five (5) days of such breach.

         12.2 Breach of Covenants. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, or agreement contained in this Agreement, any other Loan Document, or any other present or future agreement between Borrower and Lender and/or evidencing and/or securing the Obligations, except the failure to comply with Sections 8.2, 8.18, 9.1, 9.3, 9.4, 9.5, 9.7 and 9.8 of this Agreement shall not be an Event of Default unless such failure continues for a period of thirty
                 (30) days following notice by Lender to Borrower.

         12.3 Breach of Representation. If any representation, warranty, statement, report, or certificate made or delivered by Borrower, or any of its officers, employees or agents on behalf of Borrower, to Lender is false in any material respect when made or deemed to be made.

         12.4    Material Adverse Change. If in Lender's reasonable discretion
                 (i) there is a material impairment of the prospect of repayment of all or any portion of the Obligations, (ii) there is any impairment of the priority of Lender's Liens on all or a portion of the Collateral (including without limitation a Lien, levy or assessment in any amount of the type referred to in
                 Section 12.9 hereof), or (iii) a material adverse change has occurred in the condition (financial or otherwise), business, property or results of operations of Borrower.

         12.5 Attachment or Levy. If all or any of Borrower's assets in excess of Fifty Thousand Dollars ($50,000) in the aggregate are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any trustee, receiver, controller, custodian or assignee for the benefit of creditors (or any other Person with similar powers or duties) unless, with respect to any such assets, such attachment, seizure, writ, warrant or levy shall be dismissed, released or stayed within thirty (30) days of issuance thereof.

         12.6 Voluntary Insolvency. If an Insolvency Proceeding is commenced by Borrower.

         12.7 Involuntary Insolvency. If an Insolvency Proceeding is commenced against Borrower except that if Borrower is contesting such Insolvency Proceeding in good faith, such Insolvency Proceeding shall not constitute an Event of Default unless such Insolvency Proceeding is not dismissed within sixty
                 (60) days of the commencement of such Insolvency Proceedings.

         12.8 Injunction. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such order continues for more than thirty (30) days.

         12.9 Governmental Lien. Except as permitted by Section 9.1, if a notice of Lien, levy or assessment in excess of Ten Thousand Dollars ($10,000) in the aggregate, is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities in excess of Ten Thousand Dollars ($10,000) in the aggregate, becomes a Lien, whether choate or otherwise, upon any or all of Borrower's assets and the same is not paid on or before the due date thereof.

         12.10 Judgment. If a judgment or other claim in excess of Fifty Thousand Dollars ($50,000) individually, or One Hundred Thousand Dollars ($100,000) in the aggregate, becomes a Lien upon any or all of Borrower's assets, or any individual judgment or other claim in excess of One Hundred Thousand Dollars ($100,000) is entered against Borrower and is not stayed, vacated or discharged within thirty (30) days of the entry thereof.

         12.11 Other Indebtedness. If there is a default in any agreement with respect to Indebtedness in excess of One Hundred Thousand Dollars ($100,000) to which Borrower is a party with another Person resulting in a right by such Person to accelerate the maturity of Borrower's Indebtedness or to exercise any other right or remedy.

         12.12 Prepayment. If Borrower makes any prepayment on account of Indebtedness for borrowed money, except for prepayments to Lender.

         12.13 ERISA Reportable Event. If (a) any Reportable Event which Lender determines constitutes grounds for the termination of any Benefit Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Lender, or any such Benefit Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to terminate any Benefit Plan; and (b) in case of any event described above in this
                 Section 12.13, the aggregate amount of Borrower's liability under Sections 4062, 4063 or 4064 of ERISA shall exceed one percent (1.00%) of its Net Worth, or (c) there shall be a withdrawal from any Multiemployer Plan as a result of which the aggregate amount of Borrower's liability in relation thereto shall exceed one percent (1%) of its Net Worth.

         12.14 Change of Control. If any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, directly or indirectly, of more than 30% of the outstanding common stock of Borrower or the occurrence of a Change of Control (as defined in the Note Indenture).

         12.15 Default Under the Alliance Financing. If an Event of Default or (as defined therein) occurs under the Alliance Loan Agreement.

         Notwithstanding anything contained in this Section 12 or contained in any other provision of this Agreement or the other Loan Documents to the contrary, in the event of the institution of Insolvency Proceedings against Borrower, Lender shall not be obligated to make advances to Borrower during the sixty (60) day grace period under Section 12.7

13.      RIGHTS AND REMEDIES

         13.1 Rights and Remedies Generally. Upon the occurrence of an Event of Default by Borrower under this Agreement and notice thereof by Lender to Borrower, except as hereinafter provided, Lender may, at its sole election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                 (a) Declare all Obligations, whether evidenced by this Agreement, by the Revolving Loan Note, or otherwise, immediately due and payable; provided, that all Obligations shall be immediately due and payable without notice or demand upon an Event of Default under Section 12.6 or 12.7;

                 (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Lender;

                 (c) Terminate this Agreement as to any future liability or obligation of Lender with respect to the Revolving Loans and Letters of Credit but without affecting Lender's rights and Lien in the Collateral and without affecting the Obligations owing by Borrower to Lender;

                 (d) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its Lien in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at such location as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located subject to the terms of the related real estate leases, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in the opinion of Lender appears to be prior or superior to its Lien (exclusive of the Lien of Alliance on the Alliance Collateral) and to pay all expenses incurred in connection therewith;

                 (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

                 (f) Sell some or all of the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises subject to the terms of the related real estate leases) as is commercially reasonable in the opinion of Lender. It is not necessary that the Collateral be present at any such sale.

                          Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, logo, trade secrets, trade names, trademarks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         13.2 Notice of Disposition. Lender shall give notice of the disposition of the Collateral as follows:

                          (i) Lender shall give Borrower and each holder of a Lien in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                          (ii) The notice to Borrower shall be personally delivered or mailed, postage prepaid, as provided in Section 16, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender; and

                          (iii) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least ten
                                  (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held. Lender may bid in any way permitted by applicable law and purchase at any public sale.

         13.3 Expenses of Enforcement. Borrower shall pay all Out-of-Pocket Fees and Costs incurred in connection with Lender's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Lender. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest to Borrower or such other Person as may be entitled thereto by Lender.

         13.4 Rights Cumulative. Lender's rights and remedies under this Agreement, all other Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it.

14.      TAXES AND EXPENSES REGARDING THE COLLATERAL

         14.1 If Borrower fails to pay promptly when due to any other Person, monies which Borrower is required to pay by reason of any provision in this Agreement in accordance with the provisions of this Agreement (including without limitation for any tax, expense or with respect to any Lien), or to promptly contest same by proper proceedings diligently pursued and establish adequate reserves therefor as required by the terms of this Agreement, Lender may, but need not, pay the same after any notice required hereunder and charge Borrower's account therefor, and Borrower shall promptly reimburse Lender. All such sums shall become additional Obligations owing to Lender, shall bear interest at the applicable interest rate hereunder and shall be secured by the Collateral. Any payments made by Lender shall not constitute: (i) an agreement by Lender to make similar payments in the future, or (ii) a waiver by Lender of any Event of Default under this Agreement. In connection with any payment made by Lender pursuant to this Section 14.1, Lender need not inquire as to, or contest the validity of, any such expense, tax or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing, and the receipt of any other notice with respect to all other such monies due hereunder shall be prima facia evidence that the same was validly due and owing.

15.      CERTAIN WAIVERS

         15.1 Application of Payments. Except as expressly provided in this Agreement, Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Lender on account of any Obligations owed by Borrower, including without limitation amounts received which are the proceeds of any insurance policy, and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply such payments in any manner as Lender may deem advisable, notwithstanding any entry by Lender upon its books.

         15.2 Demand, etc. Except as specifically provided herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, notice of intent to accelerate, and notice of acceleration, notice prior to Lender's taking possession or control of any of the Collateral, or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession, the release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable, the benefit of all valuation, appraisement and exemption laws, and any right to require a marshalling of assets by Lender or to require that Lender first resort to some or any portion of any Collateral before sale, foreclosure or realization on any other portion thereof.

         15.3 Risk of Loss Regarding Collateral. Beyond the safe custody of the Collateral in its possession, Lender shall not in any way or manner be liable or responsible for: (a) the Collateral in its possession (or in the possession or control of any agent or bailee); (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause, including without limitation, lost profits, incidental or consequential damages; or (c) any diminution in the value thereof. Except where occasioned by gross negligence or willful misconduct of Lender, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         15.4 Confidentiality. Borrower authorizes its accounting firm and/or service bureau to provide Lender with such information requested by Lender pursuant to or in accordance with Section
                 10.2 of this Agreement, and authorizes Lender to contact directly any such accounting firm and/or service bureau in order to obtain such information. Prior to the occurrence of a Potential Default or Event of Default, Lender shall notify Borrower prior to contacting such accounting firm or service bureau, but in no event shall Lender be liable to Borrower for failure to provide such notice.

16.      NOTICES

         Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

         If to Lender at:         LaSalle Bank National Association
                                  135 South LaSalle Street
                                  Chicago, Illinois 60603
                                  Attn: John Thurston
                                  Facsimile No. 312/904-6225

         With a copy to:          Jenner & Block
                                  One IBM Plaza
                                  Chicago, Illinois 60611
                                  Attn: Jeffrey L. Elegant, Esq.
                                  Facsimile No. 312/840-7720

         If to Borrower at:       SpinCycle, Inc.
                                  15990 N. Greenway/Hayden Loop, Suite 400
                                  Scottsdale, AZ 85260
                                  Attn: Peter Ax
                                  Facsimile No. 602/707-9967

         With copies to:          Pedersen & Houpt
                                  161 N. Clark Street, Suite 3100
                                  Chicago, Illinois 60601
                                  Attn: Amy Yates, Esq.
                                  Facsimile No. 312/641-6895

         or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received,
         (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (ii) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

17.      CHOICE OF LAW AND VENUE

         17.1 This Agreement shall be deemed to have been made in the State of Illinois and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of Illinois. The parties agree that at Lender's election, all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Cook, State of Illinois. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief. Borrower consents that all service of process upon it be made by registered mail or messenger directed to it at the address set forth in Section 16 above and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) Business Days after the same shall have been posted to Borrower's address. Nothing contained in this Section 17 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

18.      INDEMNITY

         18.1 Borrower hereby shall indemnify, hold harmless and defend Lender and its directors, officers, agents, counsel and employees ("Indemnified Persons") from and against all losses, claims, damages, costs, expenses and liabilities ("Losses"), whether such Losses arise or notice thereof is received by Lender during the Initial Term or any renewal term or after termination of this Agreement, incurred by any of them arising principally out of or relating to this Agreement or under any other transaction contemplated hereby except for any such Losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and shall reimburse Lender and each other Indemnified Person for any reasonable expenses including in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether any Indemnified Person is a party thereto. Each Indemnified Person may select its own counsel with respect to any Losses, in addition to Borrower's counsel, and shall be indemnified therefor hereunder.

19.      GENERAL PROVISIONS

         19.1 Acceptance. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Lender.

         19.2 Binding Agreement. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, however, that Borrower may not assign this Agreement or any rights hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations to Lender. Lender may not assign this Agreement and its rights and duties hereunder, without Borrower's written consent, such consent not to be unreasonably withheld, conditioned or delayed, and Borrower shall execute and deliver such documents in connection with such assignment as Lender or such assignee may reasonably request. Lender may not transfer, negotiate or grant participations in all or any part of, or any interest in its rights and benefits hereunder without Borrower's written consent, such consent not to be unreasonably withheld, conditioned or delayed. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business, but shall use all reasonable efforts to ensure that the recipient of such information maintains the confidentiality of such information as required by the terms of this Agreement.

         19.3 Section Headings. Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

         19.4 Construction. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

         19.5 Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         19.6 Entire Agreement. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement. This Agreement may be amended only by a written agreement signed by duly authorized officers of Borrower and Lender.

         19.7 No Fiduciary Relationship or Joint Venture. No provision herein or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship between Lender and Borrower nor to create any partnership or joint venture between Lender and Borrower.

         19.8 Publicity. Subject to the other confidentiality provisions of this Agreement, Borrower hereby consents to the issuance or dissemination by Lender to the public of information describing the credit accommodations entered into pursuant to this Agreement (as it may be amended, modified and supplemented from time to time) including without limitation the name and address of Borrower, a general description of Borrower's business and the use of Borrower's name and logo in connection therewith.

         19.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         19.10 Conflict. In the event of a conflict between the terms of this Agreement and the terms of any other Loan Documents, the terms of this Agreement shall be controlling.

         19.11   WAIVER OF JURY TRIAL

                 LENDER AND BORROWER ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. BORROWER AND LENDER EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER LENDER NOR BORROWER SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP.

         19.12 Restatement of Prior Agreement. This Agreement constitutes an amendment and restatement of, and a replacement and substitute for the Prior Agreements. The Obligations under the Prior Agreements are continuing indebtedness and nothing contained in this Agreement shall be deemed to constitute payment, settlement or novation of the Obligations under the Prior Agreement or otherwise effect Lender's Lien on the Collateral under the Prior Agreements, which shall continue in full force and effect. Borrower hereby confirms that the Obligations under the Prior Agreements are validly existing and enforceable and that Borrower presently has no defenses, rights of setoff or counterclaims against Lender arising out of the Prior Agreements. Upon execution of this Agreement, this Agreement shall amend and supersede and is substituted for the Prior Agreements in their entirety. All references to Heller Financial, Inc., Finova Capital Corporation, Agent or Lenders in any other Loan Documents assigned by Heller Financial, Inc. and/or Finova Capital Corporation to Lender pursuant to that certain Assignment and Assumption Agreement dated November 17, 1999 among Borrower, Lender, Heller Financial, Inc., and Finova Capital Corporation, shall be deemed to refer to Lender and except as amended and restated hereby, shall remain unchanged and in full force and effect and are hereby ratified and affirmed by the parties hereto.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Agreement.

                                 SPINCYCLE, INC.

                                    By:       /s/  Tim Yost
                                            ------------------------------------
                                    Title:     Vice President
                                            ------------------------------------
                                    Address:   15590 N. Greenway/Hayden Loop
                                               Suite 400
                                    Attention: Peter Ax
                                    Facsimile: 602/707-9967

         ACCEPTED this 17th day of November, 1999 at Lender's place of business in the City of Chicago, State of Illinois.

                                    LASALLE BANK NATIONAL ASSOCIATION

                                    By:       /s/ John Thurston
                                            ------------------------------------
                                    Title:  Vice President
                                            ------------------------------------
                                    Address:   135 South LaSalle Street
                                               Chicago, Illinois 60603
                                               Attn:   John Thurston

                                    Facsimile: 312/904-6225

                             Schedules and Exhibits

EXHIBITS

Exhibit A        Form of Revolving Loan Note
Exhibit B        Form of Compliance Certificate
Exhibit C        Form of Landlord's Waiver and Lease Assignment Provision

SCHEDULES

Schedule 6.3 - Location of Inventory
Schedule 7.2 - States Where Borrower is Qualified
Schedule 7.8 - Litigation
Schedule 7.9 - Intellectual Property
Schedule 7.11 - Pro Formas
Schedule 7.12 - Conduct of Business
Schedule 7.13 - Environmental Compliance
Schedule 7.17 - Fictitious Names
Schedule 8.1 - Permitted Liens, Facilities to be Closed
Schedule 8.16 - Bank Accounts